Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2020

  Revenue of $964.0 million; 36% reported growth; 34% organic growth
  GAAP EPS from continuing operations of $1.57; Adjusted EPS of $2.09

WALTHAM, Mass.--(BUSINESS WIRE)--October 28, 2020--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the third quarter ended October 4, 2020.

The Company reported GAAP earnings per share from continuing operations of $1.57, as compared to GAAP earnings per share from continuing operations of $0.53 in the third quarter of 2019. GAAP revenue for the quarter was $964.0 million, as compared to $706.9 million in the third quarter of 2019. GAAP operating income from continuing operations for the quarter was $248.0 million, as compared to $78.7 million for the same period a year ago. GAAP operating profit margin was 25.7% as a percentage of revenue, as compared to 11.1% in the third quarter of 2019.

Adjusted earnings per share from continuing operations for the quarter was $2.09, as compared to $1.06 in the third quarter of 2019. Adjusted revenue for the quarter was $964.2 million, as compared to $707.1 million in the third quarter of 2019. Adjusted operating income from continuing operations for the quarter was $304.3 million, as compared to $152.5 million for the same period a year ago. Adjusted operating profit margin was 31.6% as a percentage of adjusted revenue, as compared to 21.6% in the third quarter of 2019.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“I remain humbled by and immensely proud of how everyone within PerkinElmer has rallied together to tackle this year’s challenges,” said Prahlad Singh, president and chief executive officer of PerkinElmer. “As we look to 2021 and beyond, the environment will undoubtedly be different from the future we imagined a year ago. However, I could not be more confident that we as an organization are headed in the right direction and better positioned to tackle the challenges of tomorrow.”

Financial Overview by Reporting Segment for the Third Quarter

Discovery & Analytical Solutions

  Third quarter 2020 revenue was $423.6 million, as compared to $426.9 million for the third quarter of 2019. Reported revenue decreased 1% and organic revenue decreased 3% as compared to the third quarter of 2019.
  Third quarter 2020 operating income from continuing operations was $42.7 million, as compared to $52.3 million for the comparable prior period.
  Third quarter 2020 adjusted operating income was $62.5 million, as compared to $86.2 million for the third quarter of 2019.

Diagnostics

  Third quarter 2020 revenue was $540.4 million, as compared to $280.0 million for the third quarter of 2019. Reported revenue increased 93% and organic revenue increased 92% as compared to the third quarter of 2019.
  Third quarter 2020 operating income from continuing operations was $223.8 million, as compared to $47.4 million for the comparable prior period.
  Third quarter 2020 adjusted operating income was $260.3 million, as compared to $79.7 million for the third quarter of 2019.

Fourth Quarter 2020 Guidance

For the fourth quarter of 2020, the Company forecasts GAAP revenue in the range of $1.12 billion to $1.23 billion, GAAP earnings per share from continuing operations of $2.27 to $2.67 and, on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $2.60 to $3.00.

Conference Call Information

The Company will discuss its third quarter 2020 results and its outlook for business trends in a conference call on October 28, 2020 at 5:00 p.m. Eastern Time. To access the call, please dial (720) 405-2250 prior to the scheduled conference call time and provide the access code 6884834.

A live audio webcast of the call will be available on the Investors section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two-week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (6) our failure to adequately protect our intellectual property; (7) the loss of any of our licenses or licensed rights; (8) our ability to compete effectively; (9) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (10) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (11) disruptions in the supply of raw materials and supplies; (12) the manufacture and sale of products exposing us to product liability claims; (13) our failure to maintain compliance with applicable government regulations; (14) regulatory changes; (15) our failure to comply with healthcare industry regulations; (16) economic, political and other risks associated with foreign operations; (17) our ability to retain key personnel; (18) significant disruption in our information technology systems, or cybercrime; (19) our ability to obtain future financing; (20) restrictions in our credit agreements; (21) discontinuation or replacement of LIBOR; (22) the United Kingdom’s withdrawal from the European Union; (23) our ability to realize the full value of our intangible assets; (24) significant fluctuations in our stock price; (25) reduction or elimination of dividends on our common stock; and (26) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $2.9 billion in 2019, has about 13,000 employees serving customers in more than 190 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	October 4, 2020	September 29, 2019	October 4, 2020	September 29, 2019

Revenue	$964,025	$706,923	$2,428,139	$2,078,177

Cost of revenue	436,580	364,648	1,145,327	1,080,303
Selling, general and administrative expenses	225,249	204,171	654,844	604,581
Research and development expenses	50,131	45,376	148,566	141,700
Restructuring and other, net	4,059	14,068	11,075	27,868

Operating income from continuing operations	248,006	78,660	468,327	223,725

Interest income	(205)	(292)	(662)	(925)
Interest expense	12,057	16,149	37,308	49,206
Loss on disposition of businesses and assets, net	-	-	-	2,469
Debt extinguishment costs	-	471	-	471
Other expense (income), net	2,397	(922)	(1,592)	658

Income from continuing operations, before income taxes	233,757	63,254	433,273	171,846

Provision for income taxes	57,021	4,644	85,609	8,642

Income from continuing operations	176,736	58,610	347,664	163,204

Loss on disposition of discontinued operations, before income taxes	-	-	-	-
Provision for income taxes on discontinued operations and dispositions	37	52	138	147

Loss from discontinued operations and dispositions	(37)	(52)	(138)	(147)

Net income	$176,699	$58,558	$347,526	$163,057

Diluted earnings per share:
Income from continuing operations	$1.57	$0.53	$3.11	$1.46

Loss from discontinued operations and dispositions	(0.00)	(0.00)	(0.00)	(0.00)

Net income	$1.57	$0.52	$3.10	$1.46

Weighted average diluted shares of common stock outstanding	112,292	111,559	111,935	111,460

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$1.57	$0.53	$3.11	$1.46
Amortization of intangible assets	0.44	0.37	1.28	1.09
Debt extinguishment costs	-	0.00	-	0.00
Purchase accounting adjustments	0.03	0.08	(0.06)	0.16
Acquisition and divestiture-related costs	0.00	0.01	0.07	0.05
Change in fair value of financial securities	(0.00)	-	(0.00)	-
Acceleration of executive compensation	-	0.07	-	0.07
Significant litigation matters and settlements	-	0.01	0.03	0.01
Significant environmental matters	-	-	0.05	-
Disposition of businesses and assets, net	-	-	-	0.02
Restructuring and other, net	0.04	0.13	0.10	0.25
Tax on above items	(0.12)	(0.16)	(0.37)	(0.40)
Impact of tax act	-	0.02	-	0.02
Significant tax items	0.14	-	0.14	-
Adjusted EPS	$2.09	$1.06	$4.33	$2.75

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands, except percentages)		October 4, 2020	September 29, 2019	October 4, 2020	September 29, 2019

DAS	Reported revenue	$423,623	$426,904	$1,213,020	$1,249,704

	Reported operating income from continued operations	42,689	52,347	110,632	146,963
	OP%	10.1%	12.3%	9.1%	11.8%
	Amortization of intangible assets	17,607	13,723	58,823	37,105
	Purchase accounting adjustments	-	7,429	(11,334)	12,480
	Acquisition and divestiture-related costs	212	444	7,045	1,403
	Significant litigation matters and settlements	-	805	2,399	1,620
	Restructuring and other, net	1,979	11,427	6,733	22,427
	Adjusted operating income	62,487	86,175	174,298	221,998
	Adjusted OP%	14.8%	20.2%	14.4%	17.8%

Diagnostics	Reported revenue	540,402	280,019	1,215,119	828,473
	Purchase accounting adjustments	196	192	588	576
	Adjusted Revenue	540,598	280,211	1,215,707	829,049

	Reported operating income from continued operations	223,819	47,443	413,710	128,184
	OP%	41.4%	16.9%	34.0%	15.5%
	Amortization of intangible assets	31,292	27,547	84,043	84,094
	Purchase accounting adjustments	3,107	1,694	4,872	5,781
	Acquisition and divestiture-related costs	18	393	323	1,878
	Significant litigation matters and settlements	-	-	1,245	-
	Restructuring and other, net	2,080	2,641	4,342	5,441
	Adjusted operating income	260,316	79,718	508,535	225,378
	Adjusted OP%	48.2%	28.4%	41.8%	27.2%

Corporate	Reported operating loss	(18,502)	(21,130)	(56,015)	(51,422)
	Significant environmental matters	-	-	5,242	-
	Acceleration of executive compensation	-	7,721	-	7,721
	Adjusted operating loss	(18,502)	(13,409)	(50,773)	(43,701)

Continuing Operations	Reported revenue	$964,025	$706,923	$2,428,139	$2,078,177
	Purchase accounting adjustments	196	192	588	576
	Adjusted Revenue	964,221	707,115	2,428,727	2,078,753

	Reported operating income from continued operations	248,006	78,660	468,327	223,725
	OP%	25.7%	11.1%	19.3%	10.8%
	Amortization of intangible assets	48,899	41,270	142,866	121,199
	Purchase accounting adjustments	3,107	9,123	(6,462)	18,261
	Acquisition and divestiture-related costs	230	837	7,368	3,281
	Acceleration of executive compensation	-	7,721	-	7,721
	Significant litigation matters and settlements	-	805	3,644	1,620
	Significant environmental matters	-	-	5,242	-
	Restructuring and other, net	4,059	14,068	11,075	27,868
	Adjusted operating income	$304,301	$152,484	$632,060	$403,675
	Adjusted OP%	31.6%	21.6%	26.0%	19.4%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	October 4, 2020	December 29, 2019

Current assets:
Cash and cash equivalents	$258,293	$191,877
Accounts receivable, net	797,911	725,184
Inventories, net	486,555	356,937
Other current assets	133,062	100,381
Total current assets	1,675,821	1,374,379

Property, plant and equipment:
At cost	762,661	701,580
Accumulated depreciation	(426,219)	(383,357)
Property, plant and equipment, net	336,442	318,223

Operating lease right-of-use assets	193,897	167,276
Intangible assets, net	1,181,754	1,283,286
Goodwill	3,161,998	3,111,227
Other assets, net	315,653	284,173
Total assets	$6,865,565	$6,538,564

Current liabilities:
Current portion of long-term debt	$360,217	$9,974
Accounts payable	258,038	235,855
Short-term accrued restructuring and other	10,344	11,559
Accrued expenses and other current liabilities	614,101	503,332
Current liabilities of discontinued operations	2,097	2,112
Total current liabilities	1,244,797	762,832

Long-term debt	1,492,633	2,064,041
Long-term liabilities	720,800	751,468
Operating lease liabilities	175,654	146,399
Total liabilities	3,633,884	3,724,740

Total stockholders' equity	3,231,681	2,813,824
Total liabilities and stockholders' equity	$6,865,565	$6,538,564

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	October 4, 2020	September 29, 2019	October 4, 2020	September 29, 2019
	(In thousands)		(In thousands)

Operating activities:
Net income	$176,699	$58,558	$347,526	$163,057
Loss from discontinued operations and dispositions, net of income taxes	37	52	138	147
Income from continuing operations	176,736	58,610	347,664	163,204
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	7,117	12,304	19,770	25,105
Restructuring and other, net	4,059	14,068	11,075	27,868
Depreciation and amortization	62,474	53,324	182,521	157,117
Change in fair value of contingent consideration	2,639	1,238	(8,807)	4,399
Amortization of deferred debt financing costs and accretion of discounts	917	988	2,559	2,778
Loss on disposition of businesses and assets, net	401	-	886	2,469
Debt extinguishment costs	-	471	-	471
Amortization of acquired inventory revaluation	272	7,693	1,757	13,258
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(72,007)	(12,528)	(67,695)	(22,132)
Inventories	5,773	2,082	(120,934)	(48,367)
Accounts payable	(4,517)	5,908	16,391	(34,043)
Accrued expenses and other	27,569	(37,443)	24,893	(143,869)
Net cash provided by operating activities of continuing operations	211,433	106,715	410,080	148,258
Net cash used in operating activities of discontinued operations	-	-	-	-
Net cash provided by operating activities	211,433	106,715	410,080	148,258

Investing activities:
Capital expenditures	(20,253)	(16,621)	(57,391)	(53,082)
Purchases of investments	(2,166)	(4,519)	(9,559)	(5,387)
Purchases of licenses	-	-	-	(5,000)
Proceeds from surrender of life insurance policies	-	-	131	-
Proceeds from disposition of businesses and assets	608	-	2,423	550
Payment of acquisitions, net of cash and cash equivalents acquired	(712)	(7,882)	(3,702)	(252,620)
Net cash used in investing activities of continuing operations	(22,523)	(29,022)	(68,098)	(315,539)
Net cash provided by investing activities of discontinued operations	-	-	-	-
Net cash used in investing activities	(22,523)	(29,022)	(68,098)	(315,539)

Financing Activities:
Payments on borrowings	(225,210)	(841,489)	(515,210)	(1,419,489)
Proceeds from borrowings	69,000	184,866	257,000	1,034,416
Proceeds from sale of senior debt	-	847,195	-	847,195
Payments of debt financing costs	-	(7,741)	-	(7,922)
Settlement of cash flow hedges	(7,126)	72	(2,089)	(1,587)
Net payments on other credit facilities	(2,088)	(1,360)	(8,124)	(11,166)
Payments for acquisition-related contingent consideration	-	(4,500)	(5,200)	(28,200)
Proceeds from issuance of common stock under stock plans	17,454	1,009	27,528	17,563
Purchases of common stock	(159)	(144)	(6,829)	(6,201)
Dividends paid	(7,809)	(7,775)	(23,381)	(23,282)
Net cash (used in) provided by financing activities of continuing operations	(155,938)	170,133	(276,305)	401,327
Net cash used in financing activities of discontinued operations	-	-	-	-
Net cash (used in) provided by financing activities	(155,938)	170,133	(276,305)	401,327

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,490	(5,069)	832	(4,384)

Net increase in cash, cash equivalents, and restricted cash	38,462	242,757	66,509	229,662
Cash, cash equivalents, and restricted cash at beginning of period	219,941	153,220	191,894	166,315
Cash, cash equivalents, and restricted cash at end of period	$258,403	$395,977	$258,403	$395,977

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$258,293	$392,969	$258,293	$392,969
Restricted cash included in other current assets	110	3,008	110	3,008
Total cash, cash equivalents and restricted cash	$258,403	$395,977	$258,403	$395,977

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	October 4, 2020		September 29, 2019

Adjusted revenue:
Revenue	$964.0		$706.9
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$964.2		$707.1

Adjusted gross margin:
Gross margin	$527.4	54.7%	$342.3	48.4%
Amortization of intangible assets	16.7	1.7%	15.2	2.1%
Purchase accounting adjustments	0.5	0.0%	7.9	1.1%
Adjusted gross margin	$544.6	56.5%	$365.3	51.7%

Adjusted SG&A:
SG&A	$225.2	23.4%	$204.2	28.9%
Amortization of intangible assets	(32.2)	-3.3%	(26.1)	-3.7%
Purchase accounting adjustments	(2.6)	-0.3%	(1.2)	-0.2%
Acquisition and divestiture-related expenses	(0.2)	0.0%	(0.8)	-0.1%
Acceleration of executive compensation	-	0.0%	(7.7)	-1.1%
Significant litigation matters and settlements	-	0.0%	(0.8)	-0.1%
Significant environmental matters	-	0.0%	-	0.0%
Adjusted SG&A	$190.2	19.7%	$167.5	23.7%

Adjusted R&D:
R&D	$50.1	5.2%	$45.4	6.4%
Adjusted R&D	$50.1	5.2%	$45.4	6.4%

Adjusted operating income:
Operating income	$248.0	25.7%	$78.7	11.1%
Amortization of intangible assets	48.9	5.1%	41.3	5.8%
Purchase accounting adjustments	3.1	0.3%	9.1	1.3%
Acquisition and divestiture-related expenses	0.2	0.0%	0.8	0.1%
Acceleration of executive compensation	-	0.0%	7.7	1.1%
Significant litigation matters and settlements	-	0.0%	0.8	0.1%
Significant environmental matters	-	0.0%	-	0.0%
Restructuring and other, net	4.1	0.4%	14.1	2.0%
Adjusted operating income	$304.3	31.6%	$152.5	21.6%

	PKI
	Three Months Ended
	October 4, 2020		September 29, 2019

Adjusted EPS:
GAAP EPS	$1.57		$0.52
Discontinued operations, net of income taxes	(0.00)		(0.00)
GAAP EPS from continuing operations	1.57		0.53
Amortization of intangible assets	0.44		0.37
Debt extinguishment costs	-		0.00
Purchase accounting adjustments	0.03		0.08
Acquisition and divestiture-related expenses	0.00		0.01
Change in fair value of financial securities	(0.00)		-
Acceleration of executive compensation	-		0.07
Significant litigation matters and settlements	-		0.01
Restructuring and other, net	0.04		0.13
Tax on above items	(0.12)		(0.16)
Impact of tax act	-		0.02
Significant tax items	0.14		-
Adjusted EPS	$2.09		$1.06

	DAS
	Three Months Ended
	October 4, 2020		September 29, 2019

Revenue	$423.6		$426.9

Adjusted operating income:
Operating income	$42.7	10.1%	$52.3	12.3%
Amortization of intangible assets	17.6	4.2%	13.7	3.2%
Purchase accounting adjustments	-	0.0%	7.4	1.7%
Acquisition and divestiture-related expenses	0.2	0.1%	0.4	0.1%
Significant litigation matters and settlements	-	0.0%	0.8	0.2%
Restructuring and other, net	2.0	0.5%	11.4	2.7%
Adjusted operating income	$62.5	14.8%	$86.2	20.2%

	Diagnostics
	Three Months Ended
	October 4, 2020		September 29, 2019

Adjusted revenue:
Revenue	$540.4		$280.0
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$540.6		$280.2

Adjusted operating income:
Operating income	$223.8	41.4%	$47.4	16.9%
Amortization of intangible assets	31.3	5.8%	27.5	9.8%
Purchase accounting adjustments	3.1	0.6%	1.7	0.6%
Acquisition and divestiture-related expenses	0.0	0.0%	0.4	0.1%
Significant litigation matters and settlements	-	0.0%	-	0.0%
Restructuring and other, net	2.1	0.4%	2.6	0.9%
Adjusted operating income	$260.3	48.2%	$79.7	28.4%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Nine Months Ended
	October 4, 2020		September 29, 2019

Adjusted revenue:
Revenue	$2,428.1		$2,078.2
Purchase accounting adjustments	0.6		0.6
Adjusted revenue	$2,428.7		$2,078.8

Adjusted gross margin:
Gross margin	$1,282.8	52.8%	$997.9	48.0%
Amortization of intangible assets	48.8	2.0%	45.6	2.2%
Purchase accounting adjustments	2.3	0.1%	13.8	0.7%
Adjusted gross margin	$1,333.9	54.9%	$1,057.3	50.9%

Adjusted SG&A:
SG&A	$654.8	27.0%	$604.6	29.1%
Amortization of intangible assets	(94.1)	-3.9%	(75.6)	-3.6%
Purchase accounting adjustments	8.8	0.4%	(4.4)	-0.2%
Acquisition and divestiture-related expenses	(7.4)	-0.3%	(3.3)	-0.2%
Acceleration of executive compensation	-	0.0%	(7.7)	-0.4%
Significant litigation matters and settlements	(3.6)	-0.2%	(1.6)	-0.1%
Significant environmental matters	(5.2)	-0.2%	-	0.0%
Adjusted SG&A	$553.3	22.8%	$512.0	24.6%

Adjusted R&D:
R&D	$148.6	6.1%	$141.7	6.8%
Adjusted R&D	$148.6	6.1%	$141.7	6.8%

Adjusted operating income:
Operating income	$468.3	19.3%	$223.7	10.8%
Amortization of intangible assets	142.9	5.9%	121.2	5.8%
Purchase accounting adjustments	(6.5)	-0.3%	18.3	0.9%
Acquisition and divestiture-related expenses	7.4	0.3%	3.3	0.2%
Acceleration of executive compensation	-	0.0%	7.7	0.4%
Significant litigation matters and settlements	3.6	0.2%	1.6	0.1%
Significant environmental matters	5.2	0.2%	-	0.0%
Restructuring and other, net	11.1	0.5%	27.9	1.3%
Adjusted operating income	$632.1	26.0%	$403.7	19.4%

	PKI
	Nine Months Ended
	October 4, 2020		September 29, 2019

Adjusted EPS:
GAAP EPS	$3.10		$1.46
Discontinued operations	(0.00)		(0.00)
GAAP EPS from continuing operations	3.11		1.46
Amortization of intangible assets	1.28		1.09
Debt extinguishment costs	-		0.00
Purchase accounting adjustments	(0.06)		0.16
Significant litigation matters and settlements	0.03		0.01
Significant environmental matters	0.05		-
Acquisition and divestiture-related expenses	0.07		0.05
Change in fair value of financial securities	(0.00)		-
Acceleration of executive compensation	-		0.07
Loss (gain) on disposition of businesses and assets, net	-		0.02
Restructuring and other, net	0.10		0.25
Tax on above items	(0.37)		(0.40)
Impact of tax act	-		0.02
Significant tax items	0.14		-
Adjusted EPS	$4.33		$2.75

	PKI
			Three Months Ended
			January 3, 2021
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.27 - $2.67
Amortization of intangible assets			0.43
Purchase accounting adjustments			0.01
Acquisition and divestiture-related expenses			0.00
Tax on above items			(0.11)
Adjusted EPS			$2.60 - $3.00

	DAS
	Nine Months Ended
	October 4, 2020		September 29, 2019

Revenue	$1,213.0		$1,249.7

Adjusted operating income:
Operating income	$110.6	9.1%	$147.0	11.8%
Amortization of intangible assets	58.8	4.8%	37.1	3.0%
Purchase accounting adjustments	(11.3)	-0.9%	12.5	1.0%
Acquisition and divestiture-related expenses	7.0	0.6%	1.4	0.1%
Significant litigation matters and settlements	2.4	0.2%	1.6	0.1%
Restructuring and other, net	6.7	0.6%	22.4	1.8%
Adjusted operating income	$174.3	14.4%	$222.0	17.8%

	Diagnostics
	Nine Months Ended
	October 4, 2020		September 29, 2019

Adjusted revenue:
Revenue	$1,215.1		$828.5
Purchase accounting adjustments	0.6		0.6
Adjusted revenue	$1,215.7		$829.0

Adjusted operating income:
Operating income	$413.7	34.0%	$128.2	15.5%
Amortization of intangible assets	84.0	6.9%	84.1	10.2%
Purchase accounting adjustments	4.9	0.4%	5.8	0.7%
Acquisition and divestiture-related expenses	0.3	0.0%	1.9	0.2%
Significant litigation matters and settlements	1.2	0.1%	-	0.0%
Restructuring and other, net	4.3	0.4%	5.4	0.7%
Adjusted operating income	$508.5	41.8%	$225.4	27.2%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
October 4, 2020
Organic revenue growth:
Reported revenue growth	36%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth	34%

DAS
Three Months Ended
October 4, 2020
Organic revenue growth:
Reported revenue growth	-1%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth	-3%

Diagnostics
Three Months Ended
October 4, 2020
Organic revenue growth:
Reported revenue growth	93%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	92%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in the value of financial securities and debt extinguishment costs.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlments, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does notaccurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do notaccurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, interest expense, foreign exchange gains and losses, significant acquisition integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Acceleration of executive compensation—the announced retirement of a senior executive resulted in an acceleration of compensation expense. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events – we exclude the impact of significant tax audits, assessments and events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax audits, assessments and events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events were recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
PerkinElmer, Inc.
Bryan Kipp (781) 663-5583
bryan.kipp@perkinelmer.com

Media:
PerkinElmer, Inc.
Fara Goldberg (781) 663-5699
fara.goldberg@perkinelmer.com